UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported)

August 3, 2006

Sunset Financial Resources, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10245 Centurion Parkway North, Suite 305, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

(904) 425-4099

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2006, Sunset Financial Resources, Inc. (“Sunset”) completed a long-term secured financing utilizing an on-balance sheet collateralized debt obligation (“CDO”) structure.

The financing was effected through the issuance by Sunset of $998.7 million principal amount of commercial collateralized debt obligations (“Kleros CDO II 2006”) through two newly formed, indirect subsidiaries of Sunset, Kleros Real Estate CDO II, Ltd. (the “Issuer”) and Kleros Real Estate CDO II, LLC (the “Co-Issuer”). Pursuant to the Indenture, dated as of August 3, 2006 (the “Indenture”) by and among the Issuer, the Co-Issuer and LaSalle Bank, National Association, as the trustee (the “Trustee”), the Issuer and the Co-Issuer issued the following classes of notes: Class A-1A First Priority Senior Secured Floating Rate Notes (the “Class A-1A Notes”), the Class A-1B Second Priority Senior Secured Floating Rate Notes (the “Class A-1B Notes”), the Class A-2 Third Priority Senior Secured Floating Rate Notes (the “Class A-2 Notes” and, together with the Class A-1A Notes and the Class A-1B Notes, the “Class A Notes”), the Class B Fourth Priority Senior Secured Floating Rate Notes (the “Class B Notes”) and the Class C Fifth Priority Senior Secured Floating Rate Notes (the “Class C Notes”). Pursuant to a Deed of Covenant, dated as of August 3, 2006, the Issuer issued the following classes of notes: the Class D Sixth Priority Mezzanine Deferrable Floating Rate Notes (the “Class D Notes”) and the Class E Seventh Priority Mezzanine Deferrable Fixed Rate Notes (the “Class E Notes”). The Class D Notes and Class E Notes will be administered pursuant to a Fiscal Agency Agreement between the Issuer and LaSalle Bank National Association, as fiscal agent. The Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are collectively referred to in this report as the “Notes.” The Class A Notes, the Class B Notes and the Class C Notes are referred to in this report as the “Secured Notes.” The Class D Notes and the Class E Notes are referred to in this report as the “Subordinate Notes.” Concurrently with the issuance of the Notes, the Issuer also issued 4,000 Preferred Shares, par value $0.01 per share (the “Preference Shares” and, together with the Notes, the “Securities”) having a notional amount equal to $1,000 per share. An indirect subsidiary of Sunset, Sunset Loan Holdings Trust, purchased 100% of the Subordinate Notes and the Preference Shares. The Secured Notes represent limited recourse obligations of the Issuer and the Co-Issuer payable solely from certain assets of the Issuer pledged under the Indenture. To the extent the collateral debt securities and the other pledged assets are insufficient to make payments in respect of the Secured Notes, neither the Issuer nor the Co-Issuer will have any obligation to pay any further amounts in respect of the Secured Notes. The Subordinate Notes represent non-recourse obligations of the Issuer and the Co-Issuer and will not be secured from assets of the Issuer pledged under that Indenture. The Preference Shares are issued share capital of the Issuer and will not be secured.

The table below sets forth further information with respect to the capital structure of Kleros CDO II 2006:

Class of Securities	Principal or Notional Amount	Percentage of the Aggregate Principal and Notional Amounts of all Securities	Ratings (S&P/Moody’s)	Stated Maturity or Scheduled Redemption Date
Class A-1A Notes	$775,000,000	77.60%	AAA/Aaa	November 2046
Class A-1B Notes	$125,000,000	12.52%	AAA/Aaa	November 2046
Class A-2 Notes	$23,000,000	2.23%	AAA/Aaa	November 2046
Class B Notes	$18,700,000	1.87%	AA/Aa2	November 2046
Class C Notes	$27,000,000	2.70%	AA-/Aa3	November 2046
Class D Notes	$11,000,000	1.10%	BBB/Baa2	November 2046
Class E Notes	$15,000,000	1.60%	BB/Ba2	November 2046
Preference Shares	$4,000,000	0.40%	Not Rated	November 2046

On August 3, 2006, the Issuer purchased (or entered into agreements to purchase for settlement following such date) collateral debt securities consisting of Residential Mortgage Backed Securities and Commercial Mortgage Backed Securities (“Collateral Debt Securities”). The aggregate outstanding principal balance of the assets purchased by the Issuer was approximately $919,985,000 and the book value of such assets was approximately $912,625,000.

The Issuer is expected to, by no later than August 28, 2006, to purchase Collateral Debt Securities in an aggregate principal amount of approximately $86,075,000. In addition, from the date of issuance of the Notes until the date that is three years following such date, the Issuer generally is permitted to reinvest principal proceeds in additional collateral debt securities meeting certain requirements as set forth in the Indenture.

The Issuer entered into a Collateral Advisory Agreement with Strategos Capital Management, LLC, an affiliate of Cohen Bros. & Company, LLC (the “Collateral Advisor”). The Collateral Advisor is an affiliate of Cohen Brothers Management, LLC, the external advisor to Sunset. Pursuant to the Collateral Advisory Agreement, the Collateral Advisor has agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the Notes. No advisory fee will be payable to the Collateral Advisor as compensation for rendering its services under the Collateral Advisory Agreement. However, if Strategos Capital Management, LLC is replaced as the Collateral Advisor by an entity that is not an Affiliate of Strategos Capital Management, LLC, the replacement Collateral Advisor will be entitled to receive the Advisory Fee, payable monthly, in arrears, in accordance with the Priority of Payments set forth in the Indenture, in an amount equal to 0.03% per annum, of the net outstanding portfolio collateral balance. In general, the net outstanding portfolio collateral balance is approximately equal to the aggregate principal balance of all pledged collateral debt securities and other eligible instruments, in each case as determined in accordance with the Indenture.

At issuance, the weighted-average interest rate of the investment grade securities was three-month LIBOR plus 48.773 basis points excluding transaction costs, and three-month LIBOR plus 47.973 basis points including up-front transaction costs amortized over the expected life of the CDO. Interest payments on the Notes are payable monthly, beginning in September 2006, to and including November 2046, the stated maturity date of the Notes.

Each of the class of Notes will mature at par in November, 2046, unless redeemed or repaid prior thereto. Principal payments on each class of Notes will be made at the stated maturity in accordance with the priority of payments as set forth in the Indenture or the Deed of Covenant, as applicable. It is, however, anticipated that the Notes will be paid prior to the stated maturity date in accordance with the priority of payments as set forth in the Indenture. The calculation of the weighted average lives of the Notes assumes certain collateral characteristics and that there are no prepayments, defaults or delinquencies on the collateral debt securities owned by the Issuer. There is no assurance such assumptions will be met.

The Secured Notes are also subject to mandatory redemption on any interest payment date on which certain coverage tests are not satisfied as set forth in the Indenture. Any mandatory redemption of the Secured Notes is to be paid from interest and principal proceeds of the collateral debt securities as necessary in accordance with the priority of payments as set forth in the Indenture until the applicable coverage tests are satisfied.

Subject to certain conditions described in the Indenture, on any payment date occurring on or after the payment date occurring in August 2009, the Issuer may redeem the Secured Notes in whole but not in part, at the applicable redemption prices on any payment date at the direction of holders of at least a Special-Majority-in-Interest of the Preference Shares.

In accordance with the procedures set forth in the Indenture, the Trustee shall, at the expense of the Issuer, conduct an auction (an “Auction”) of the collateral debt securities if, prior to the distribution date occurring in August 2014, the Notes have not been redeemed in full. The Auction shall be conducted not later than (1) ten business days prior to the distribution date occurring in August 2014 and (2) if the Notes are not redeemed in full on the prior distribution date, ten business days prior to each third distribution date thereafter until the Notes have been redeemed in full.

The redemption price for each class of Notes is generally the aggregate outstanding principal amount of such class, plus accrued and unpaid interest.

The Indenture contains customary events of defaults, including upon failure to pay principal or interest when due and payable on the Notes (in accordance with the terms of the Indenture) and a default in the performance of certain covenants or other agreements of the Issuer or Co-Issuer under the Indenture (subject to certain notice and cure periods). If an event of default occurs and is continuing, the Trustee may, and will be required if directed by a majority of the outstanding principal amount of Notes constituting the controlling class, declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable. Such acceleration will also automatically terminate the reinvestment period.

If an Event of Default shall have occurred and be continuing, the Trustee will retain the assets, collect all payments on the assets and continue making payments in accordance with the priority of payments as set forth in the Indenture unless:

•

the Trustee determines that the anticipated net proceeds of a sale or liquidation of such collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes for principal and interest and to pay due and unpaid administrative expenses and trustee fees, all amounts due to the hedge counterparties (including any termination payment and any accrued interest thereon assuming for this purposes, that each hedge agreement has been terminated by reason of an event of default or termination event with respect to the Issuer) and accrued and unpaid trustee fees and advisory fees; or

•	the holders of at least 66-2/3% of the Aggregate Outstanding Amount of each class of Notes and each hedge counterparty (unless no early termination payment (other than unpaid amounts, as defined in the related hedge agreement) would be owing by the Issuer to such hedge counterparty upon the termination thereof by reason of an event of default or termination event under the relevant hedge agreement with respect to the Issuer), subject to the provisions of the Indenture, direct the sale of the collateral.

To the extent the assets are insufficient to meet payments, due to the Notes, the obligations of the Issuer and the Co-Issuer will be extinguished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2006

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Stacy M. Riffe
Stacy M. Riffe
Chief Executive Officer